Exhibit 12.1

ANTHONY L.G., PLLC

LAURA ANTHONY, ESQ	WWW.ANTHONYPLLC.COM
JOHN CACOMANOLIS, ESQ*	WWW.SECURITIESLAWBLOG.COM
CHAD FRIEND, ESQ, LLM	WWW.LAWCAST.COM
SVETLANA ROVENSKAYA, ESQ**

OF COUNSEL:
JACK A. FATTAL, ESQ.***
JESSICA HAGGARD, ESQ. ****	DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM
MICHAEL R. GEROE, ESQ, CIPP/US*****
CRAIG D. LINDER, ESQ******
PETER P. LINDLEY, ESQ, CPA, MBA
JOHN LOWY, ESQ.*******
JONATHAN MALLIN********
STUART REED, ESQ
HARRIS TULCHIN, ESQ. *********

*licensed in FL and NY

**licensed in NY and NJ

*** licensed in NY

****licensed in Missouri

*****licensed in CA, DC, MO and NY

******licensed in CA, FL and NY

*******licensed in NY and NJ

********licensed in NY and MI

********licensed in CA and HI (inactive in HI)

November 4, 2022

The iRemedy Healthcare Companies, Inc.

7118 South Kanner Highway

Stuart, Florida 34997

Re: The iRemedy Healthcare Companies, Inc. Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as securities counsel to The iRemedy Healthcare Companies, Inc. (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Regulation A Offering Statement on Form 1-A, as filed on September 29, 2022, as amended (the “Offering Statement”), relating to the offer by the Company of up to 3,382,352 shares (“Shares”) of its common stock, par value $0.000025 per share, which includes up to (i) 2,941,176 Shares for a purchase price of $8.50 per share for cash and (ii) 441,176 Shares eligible to be issued as bonus shares (not for cash) depending on investment level in Shares for cash.

This opinion letter is being delivered in accordance with the requirements of Item 17(12) of Form 1-A under the Securities Act of 1933, as amended.

In connection with rendering this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to this opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

We have reviewed: (a) the certificate of incorporation of the Company; (b) the bylaws of the Company; (c) the offering circular; (d) form of Subscription Agreement; and (e) such other corporate documents, records, papers and certificates as we have deemed necessary for the purposes of the opinions expressed herein.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and delivered in the manner and/or the terms described in the Offering Statement as filed (after it is declared qualified), will be validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Delaware and (b) the federal laws of the United States. We express no opinion as to laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion should the laws be changed after the effective date of the Offering Statement by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the Offering Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, STE. 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936
● FAX 561-514-0832